UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) ___________________

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ImmuCell Corporation (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

ImmuCell Corporation

Notice of Annual Meeting of Stockholders

June 11, 2026

To the Stockholders of ImmuCell Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ImmuCell Corporation (the Company) will be held remotely via a live audio webcast as well as by telephone conference call on Thursday, June 11, 2026 at 9:30 AM ET for the following purposes:

1.	Election of the Board of Directors: To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are qualified and elected (Proposal One);

2.	Advisory Vote to Approve Executive Compensation: To consider a non-binding advisory resolution on the Company’s executive compensation program (Proposal Two);

3.	Approval of the 2025 Stock Option and Incentive Plan: To consider and act upon a proposal to approve the Company's 2025 Stock Option and Incentive Plan (Proposal Three);

4.	Approval of an Amendment to the Company's Certificate of Incorporation: To consider and act upon a proposal to amend the Company's Certificate of Incorporation to reflect certain Delaware law provisions regarding the exculpation of officers (Proposal Four);

5.

Ratification of the Appointment of the Independent Registered Public Accounting Firm: To ratify the selection by the Audit Committee of the Board of Directors of Wipfli LLP as the Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2026 (Proposal Five); and

6.

Other Business: To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof, including approving any adjournment recommended by the meeting chair or voting inspector for up to 20 days to collect additional votes on the foregoing proposals.

The Board of Directors has fixed the close of business on Monday, April 13, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors /s/ Timothy C. Fiori Timothy C. Fiori,Secretary April [•], 2026

The Annual Meeting will be conducted remotely via a live audio webcast as well as by telephone conference call at the date and time listed above. Details on how stockholders can participate in the Annual Meeting will be available at www.immucell.com, including information on how stockholders entitled to vote at the Annual Meeting can vote their shares during the meeting, whether or not they have submitted a proxy card to vote in advance of the Annual Meeting. If you do expect to vote during the Annual Meeting instead of by proxy in advance of the meeting, please contact our Voting Inspector in advance of the meeting at (207) 878-2770 Ext. 0 or via email at mail@immucell.com.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON (THROUGH THE LIVE AUDIO WEBCAST OR THE TELEPHONE CONFERENCE CALL), PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING IN PERSON (THROUGH THE LIVE AUDIO WEBCAST OR VIA THE TELEPHONE CONFERENCE CALL).

ImmuCell Corporation

56 Evergreen Drive

Portland, ME 04103

PROXY STATEMENT

Annual Meeting of Stockholders to be Held on June 11, 2026

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ImmuCell Corporation (the Company), a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 9:30 AM ET on Thursday, June 11, 2026 remotely via a live audio webcast and telephone conference call, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card are first being given or sent to stockholders on or about April [•], 2026. Stockholders who execute proxies may revoke them at any time before exercise thereof.

VOTING OF OUTSTANDING COMMON STOCK

Only stockholders of record at the close of business on Monday, April 13, 2026, the record date, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments thereof. As of such date, there were [•] shares of common stock of the Company issued and outstanding. Each share is entitled to one vote with respect to all matters to be acted upon at the meeting. The holders of one-third of the shares of the Company’s common stock outstanding and entitled to vote, represented at the meeting in person (during the live audio webcast and telephone conference call) or by proxy, shall constitute a quorum for the transaction of business. Votes cast in person (during the live audio webcast meeting via the telephone conference call link) or by proxy at the meeting will be tabulated by the voting inspector appointed for the meeting.

Our Board of Directors is asking for your proxy. Giving us your proxy means that you authorize the persons named in that proxy to vote your shares at the Annual Meeting in the manner that you direct, or to the extent you do not direct us in your signed proxy, in the manner recommended by the Board of Directors in this Proxy Statement. You can vote for the director nominees or withhold your vote for any or all nominees. You also can vote for or against the other proposals or abstain from voting. If you request a proxy card, and return your signed proxy card, but do not give voting instructions, the shares represented by that proxy will be voted FOR each proposal.

With regard to Proposal One, votes may be cast in favor or withheld. The nominees for director receiving a plurality of the votes cast by the holders of the common stock represented at the meeting in person or by proxy will be elected. This means that the seven nominees receiving the largest number of votes cast will be elected.

With respect to Proposal Two, the Company is providing you with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the executive officers named in the “SUMMARY COMPENSATION TABLE” of this Proxy Statement, as disclosed in accordance with the rules of the Securities and Exchange Commission (SEC). This proposal, which is commonly referred to as “say-on-pay”, is required by Section 14A to the Securities Exchange Act of 1934 (Exchange Act). Abstentions and votes against may be specified on this proposal. The approval of Proposal Two requires the approval of the holders of a majority of the shares of the Company's common stock represented and voted at the meeting. Abstentions are counted as shares present or represented and voting and have the effect of a vote against. Broker non-votes are not counted as shares entitled to be voted on the matter and have no impact on the vote.

With respect to Proposal Three, the Company is providing you with the opportunity to vote to approve the Company’s 2025 Stock Option and Incentive Plan. Abstentions and votes against may be specified on this proposal. The approval of Proposal Three requires the approval of the holders of a majority of the shares of the Company’s common stock represented and voted at the meeting. Abstentions are counted as shares present or represented and voting and thus have the effect of a vote against. Broker non-votes are not counted as shares entitled to be voted on the matter and have no impact on the vote.

With respect to Proposal Four, the Company is providing you with the opportunity to vote to approve an amendment to the Company's Certificate of Incorporation. Abstentions and votes against may be specified on this proposal. The approval of Proposal Four requires the approval of the affirmative vote of holders of a majority of the Company’s outstanding shares.  Abstentions and broker non-votes have the effect of a vote against.

With respect to Proposal Five, the Company is providing you with the opportunity to ratify the appointment of our Independent Registered Public Accounting Firm. Abstentions and votes against may be specified on this proposal. The approval of Proposal Five requires the approval of the holders of a majority of the shares of the Company’s common stock represented and voted at the meeting. Brokers and other record holders have discretion to vote on this proposal in the absence of written instructions from the beneficial holder of shares. Since the ratification of Proposal Five requires the approval of the holders of a majority of the shares of the Company’s common stock represented at the meeting, abstentions and votes against will have the effect of a negative vote.

Because a plurality of votes cast will be used to determine the results of the election of directors (Proposal One), abstentions and broker non-votes will have no effect on the outcome of the votes on Proposal One. Abstentions and broker non-votes do, however, count as shares present at the Annual Meeting and thus are counted towards establishing a quorum. Under New York Stock Exchange Rules, brokers are not allowed to vote their customers’ shares on certain “non-discretionary” proposals (Proposals One, Two, Three and Four) without voting instructions from the customer. If you hold your shares in street name and do not provide voting instructions to your bank, broker or other custodian, your shares will not be voted on Proposals One, Two, Three or Four (a “broker non-vote”).

How to Vote: Approximately [•] of our stockholders hold their shares “in street name” through a stockbroker, bank, trustee, or other nominee (and thereby treated as a “beneficial owner” of the shares), and approximately [•] of our stockholders hold their shares directly in their own name (and thus are treated as a “stockholder of record”). As summarized below, there are some distinctions between shares held beneficially and those owned of record.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank, broker, trustee, or other nominee, you are a beneficial owner and the bank, broker, trustee or other nominee is the stockholder of record for those shares. As a beneficial owner, you have the right to direct your bank, broker, trustee or other nominee how to vote your shares and you are invited to attend the meeting. If you do not give instructions to your bank, brokerage firm, trustee or other nominee, they will not be allowed to vote your shares with respect to certain “non-discretionary” proposals, but will be able to vote your shares only with respect to certain “discretionary” proposals. Of the five proposals listed in the Notice of Meeting, only the fifth one (ratification of the appointment of our Independent Registered Public Accounting Firm) is considered “discretionary.” Thus, your bank, broker, trustee or other nominee will not be able to vote on the other four proposals unless you give them voting instructions in a timely manner.

Alternatively, as a beneficial owner you may vote in person during the live audio webcast meeting via the telephone conference, but only if you obtain a legal proxy from your bank, broker, trustee or nominee that transfers voting authority to you for the meeting. To vote in person during the meeting as a beneficial owner: (1) Request a legal proxy from your bank, broker, trustee, or nominee well in advance of the meeting which authorizes you to vote your shares at the virtual meeting; without such a legal proxy, you will not be able to vote in person during the meeting ; and (2) Provide any meeting access and verification information required and contact the Voting Inspector in advance at (207) 878-2770 Ext. 0 or mail@immucell.com to confirm your ability to vote during the meeting.

Stockholder of Record: If your shares are registered directly in your name with ImmuCell’s transfer agent, Equiniti Trust Company LLC, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the live audio webcast meeting via the telephone conference call link.

You can revoke your proxy before it is voted by: (i) submitting a valid new proxy with a later date, (ii) providing written notice to the Company’s Secretary before or at the 2026 Annual Meeting prior to the voting on any proposal, if you are a record holder of ImmuCell shares; or (iii) by voting in person in accordance with the instructions above. The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the at the live audio webcast of the 2026 Annual Meeting will not, by itself, revoke your proxy.

Voting Results: The preliminary voting results will be announced at the meeting. The final voting results will be tallied by the voting inspector and reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the meeting.

EXPENSES AND SOLICITATION

The cost of preparing, assembling, and mailing the proxy material and of reimbursing banks, brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Although the Company reserves the right to do so, the Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers, employees and advisors of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND COMMUNICATIONS

Under the Company’s By-laws, proposals (other than director nominations, which are addressed in the following paragraph) of stockholders of the Company intended to be presented at an Annual Meeting of Stockholders must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's Annual Meeting of Stockholders. For the 2026 Annual Meeting of Stockholders this meant not earlier than March 14, 2026 and not later than April 13, 2026. No such proposals were received by the Company on a timely basis for inclusion in the Company’s Proxy Statement or form of proxy relating to the 2026 Annual Meeting of Stockholders.

The Nominating Committee of the Board of Directors will consider nominees for director recommended by stockholders, applying the same evaluation standards as it would apply to candidates identified by management, other members of the Board of Directors or the Nominating Committee. Recommendations for director nominees may be sent to the Nominating Committee through the Secretary of the Company. Under the advance notice provisions in the Company’s By-laws, stockholders intending to formally nominate a person for election as a director at the Annual Meeting, as distinguished from recommending a candidate to the Nominating Committee, must notify the Nominating Committee through the Secretary of the Company in writing of this intent not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting and meet other requirements set forth in the By-laws. No such nomination by stockholders was received by the Secretary of the Company for consideration in connection with the 2026 Annual Meeting of Stockholders. A copy of the relevant provisions of the By-laws governing stockholders proposals and nominees will be sent to any stockholder who requests these in writing. Such requests should be addressed to the Secretary of the Company.

Stockholders who wish to send communications to the Board of Directors for any reason may do so by mail sent to ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103, Attention: Secretary. The Secretary is responsible for bringing any such communications to the attention of the full Board of Directors at its next regularly scheduled meeting, which is generally quarterly. Additionally, after adjournment of the formal business matters at each year’s Annual Meeting, there is an opportunity for stockholders to communicate directly with the Company’s management and directors. All then-sitting directors attended the 2025 Annual Meeting of Stockholders virtually, and the Company anticipates that all current directors nominated for re-election likewise plan to attend the 2026 Annual Meeting of Stockholders virtually.

All shares represented by proxies in the form enclosed herewith will be voted at the meeting (and any adjournments thereof) in accordance with the terms of such proxies and the pertinent statements included herein relative to the exercise of the power granted by said proxies, provided such proxies appear to be valid and executed by stockholders of record entitled to vote thereat and have not previously been revoked. A proxy may be revoked at any time prior to its exercise by the filing with the Secretary of the Company of an instrument revoking such proxy or a duly executed proxy bearing a later date. A stockholder’s proxy will not be voted if the stockholder attends the virtual meeting and elects to vote in person (during the live audio webcast via the telephone conference link). Where the person solicited specifies in his, her or its proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not so specify with respect to such proposals, the proxy will be voted FOR the election of the nominees listed in Proposal One, FOR the advisory vote to approve executive compensation outlined in Proposal Two, FOR the vote to approve the 2025 Stock Option and Incentive Plan outlined in Proposal Three, FOR the amendment to the Company's Certificate of Incorporation outlined in Proposal Four and FOR the ratification of the appointment of the Independent Registered Public Accounting Firm described in Proposal Five. The enclosed form of proxy authorizes the proxy holders to vote in their discretion on such other business as may properly come before the meeting and incident to the conduct of the meeting, including to approve any adjournment recommended by the meeting Chair or Voting Inspector for up to 20 days to collect additional votes from stockholders.

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS

With approval from the Board of Directors, the Compensation and Stock Option Committee determined that as a matter of policy the President and CEO should not also hold the title of Board Chair. The objective of this policy is to avoid a concentration of authority in any one person. Effective November 1, 2025, the Company hired Mr. Paul Olivier te Boekhorst to serve as its President and CEO, succeeding Mr. Michael F. Brigham who retired from such position after having served in that position since February of 2000. Since February of 2013, Dr. David S. Tomsche has served as Chair of the Board of Directors, leading the Company as its independent non-executive board chair. Dr. Tomsche works with the CEO in preparing the agenda for each board meeting and presides over all board meetings and meetings of the non-employee directors. He provides advice to the CEO and serves as principal liaison between the board and the CEO. It is the policy of the Board of Directors to have a portion of the meeting without the presence of the executive officers each time that the board or any of its committees meets to assure that candid discussions of business matters are conducted with and without the influence of the executive officers. The board delegates certain authority and responsibility to its committees, as described below.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the year ended December 31, 2025, the Board of Directors of the Company held four regular meetings and one special meeting and took action by unanimous written consent nine times. The committees of the Board of Directors are the Audit Committee, the Compensation and Stock Option Committee, the Nominating Committee, and the Strategy & Technology Committee (established in April 2026). During the year ended December 31, 2025, each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the board on which he or she served (during the periods that he or she served). The board has not set a formal policy requiring meeting attendance. A high level of attendance and participation is expected, and to date directors have fulfilled this expectation. At the first meeting of the board following this year’s Annual Meeting of Stockholders, executive officers will be appointed and those directors elected by stockholders at this year’s Annual Meeting will be appointed to serve on the various board committees until the next Annual Meeting and until their successors are elected.

Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits and reviews of its financial statements. The Audit Committee engages the Company’s Independent Registered Public Accounting Firm, consults with such auditors with regard to audit plans, reviews the annual reports of the independent auditors, oversees the adequacy of the Company’s internal operating procedures and controls, meets with management and the auditors to review quarterly and annual financial results, authorizes the public release of press releases covering financial results, reviews and authorizes quarterly and annual reports filed with the SEC and otherwise oversees compliance with certain legal, ethical and regulatory matters. The Audit Committee takes the lead on oversight of credit, liquidity and operational risk, but the entire board, in conjunction with the executive officers, is very involved with reviewing Audit Committee recommendations and making independent assessments of risks in all areas of the Company’s business. The Company does not have a specific risk management department, but the Company’s Chief Financial Officer and President and CEO manage and contract for the Company’s insurance coverages in consultation with outside experts, in addition to identifying, managing and monitoring risk in areas not specifically covered by insurance. The Chief Financial Officer reports to the President and CEO, who, in turn, reports to the board. The Audit Committee’s current members are Dr. Guillemette, Ms. Turner and Mr. Wainman. Mr. Wainman serves as Chair of the Audit Committee. All members of the Audit Committee meet the heightened independence standards for audit committee service under applicable SEC and Nasdaq Stock Market rules, and Mr. Wainman meets the SEC and Nasdaq qualifications for audit committee financial expert. During the year ended December 31, 2025, the Audit Committee held nine meetings and took action by unanimous written consent once. The Audit Committee Report can be found later in this Proxy Statement, and the “Charter and Powers of the Audit Committee” has been posted on the Company’s website (http://immucell.com/wp-content/uploads/2017/05/charter.pdf). Information on the Company’s website does not constitute part of this Proxy Statement.

Compensation and Stock Option Committee (Compensation Committee)

The Compensation Committee reviews and recommends salary, bonus and other benefits for executive officers and directors of the Company. The Compensation Committee is responsible for administering the Company’s 2010 Stock Option and Incentive Plan, the 2017 Stock Option and Incentive Plan and the 2025 Stock Option and Incentive Plan. The Compensation Committee’s current members are Dr. DiMarco, Ms. Turner, and Dr. Tomsche each of whom are independent directors. Ms. Turner serves as Chair of the Compensation Committee. During the year ended December 31, 2025, the Compensation Committee held eight meetings and took action by unanimous written consent twice. The Compensation Committee does not have a charter but instead operates within the authority provided by the Company’s By-laws and authorizing resolutions adopted by the board. Its recommendations on executive and director compensation are subject to review by the Board of Directors, a majority of whose members are independent directors. The Compensation Committee considers recommendations from the Company’s President and CEO, relevant to a determination of executive and director compensation, but all compensation decisions by the Compensation Committee or the board are determined by vote of the independent directors. In the past year, the Compensation Committee has relied upon outside consultants to assist in its determination of executive or director compensation in addition to outside compensation data to establish appropriate pay ranges for key executives.

Nominating Committee

The Nominating Committee recommends to the full board the number of directors to serve on the board, criteria for board membership and nominees for election to the board. In doing so, the Nominating Committee considers the integrity and relevant business experience of each nominee. The Nominating Committee values diversity, believing that the Company benefits from decision making that includes a range of opinions, points of view and experience. For instance, the Nominating Committee would not want a board comprised only of directors having principally financial expertise or only of directors whose principal experience is in the dairy and beef industries. Likewise, the Nominating Committee believes that a board consisting of all men or all women would not be as strong as a gender-diverse board. To be considered for nomination to the board, a candidate must meet the following minimum criteria: 1) reputation for integrity and high ethical standards, 2) willingness and ability to contribute positively to the Company’s decision-making process, 3) absence of any conflict of interest, or appearance of conflict of interest and 4) commitment to understanding the Company’s business and associated business risks and to devoting adequate time and effort to create value for the Company and its stockholders. All nominees included on this year’s proxy card were recommended by the Nominating Committee and then approved by a vote of the board. The Committee’s current members are Ms. Basse, Dr. DiMarco, and Dr. Guillemette, each of whom are independent directors. Ms. Basse serves as Chair of the Nominating Committee. During the year ended December 31, 2025, the Nominating Committee met four times. Procedures for stockholders to nominate candidates for election as directors are described above under the caption, “STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND COMMUNICATIONS”. Upon recommendation from the Nominating Committee, the Board of Directors adopted a charter for the Nominating Committee in December of 2012. This charter sets forth the policy to be utilized by the Nominating Committee in considering nominees identified by management to serve as directors for the Company. The Charter of the Nominating Committee has been posted to the Company’s website (http://immucell.com/wp-content/uploads/2019/04/Nominating-Committee-Charter.pdf). The Nominating Committee applies the same evaluation standards in considering nominees for director recommended by stockholders.

Strategy & Technology Committee

In April 2026, the Board of Directors established a Strategy & Technology Committee of the board. This Committee assists the board in overseeing ImmuCell’s long‑term strategic direction and technology priorities. Its responsibilities include reviewing the Company’s strategic plan, monitoring progress toward key objectives, and evaluating market, regulatory, and competitive trends affecting the business. The Committee also oversees the Company’s technology roadmap, R&D priorities, and innovation initiatives related to its proprietary animal health products. It reviews significant strategic opportunities, including partnerships, acquisitions, and other corporate development activities, and assesses related risks. The Committee consists of at least three directors, a majority of whom are independent and meets at least quarterly, and may engage external advisors as needed. The current members of the Strategy & Technology Committee are Ms. Basse, Dr. DiMarco, Dr. Guillemette, and Ms. Turner. Dr. Guillemette serves as Chair of the Committee. The Charter of the Strategy & Technology Committee has been posted to the Company’s website [•].

DIRECTOR COMPENSATION

As a matter of Company policy, no executive or other employee of the Company who also is a director receives additional compensation for service on the Board of Directors or for attendance at board meetings or committee meetings. Effective January 1, 2026, the annual fee paid to non-employee directors was increased from $30,000 to $40,000, and the additional fee for committee membership was discontinued. The Company does pay an additional fee to the Chair of the Board of Directors for service in that capacity; such additional fee is $12,000 per year. Dr. Tomsche has served as Chair since 2013. All fees paid to directors are paid quarterly at the end of the quarter during which they are earned.

The following table contains information as to the compensation paid by the Company to its non-employee directors for services rendered during the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash	Stock Option Awards(1)(2)	Total
Gloria J. Basse	$28,000	$23,900	$51,900
Bryan K. Gathagan(3)	$30,000	$23,900	$53,900
Steven T. Rosgen(3)	$30,000	$23,900	$53,900
David S. Tomsche, D.V.M.	$40,000	$23,900	$63,900
Paul R. Wainman	$30,000	$23,900	$53,900
(1)	This amount represents the total non-cash compensation expense related to stock options granted on April 16, 2025. Each of the then serving outside directors was granted non-qualified stock options to purchase 10,000 shares of common stock under the 2017 Stock Option and Incentive Plan. These options have an exercise price equal to $5.49 per share, which was the closing stock price on the date of grant. Under the original grant terms, these options vest on April 16, 2028 and expire if not exercised by April 16, 2030. In March 2026, the Board approved amendments under which these options vest in three annual increments on the first, second, and third anniversaries of the date of grant.
(2)

As of December 31, 2025, the aggregate number of stock options outstanding for each non-employee director was as follows: Ms. Basse - 40,000; Mr. Gathagan - 35,000; Mr. Rosgen - 40,000; Dr. Tomsche - 40,000; and Mr. Wainman - 40,000.

(3)	Mr. Rosgen and Mr. Gathagan each retired as directors of the Company effective April 1, 2026 and April 15, 2026, respectively.

Subsequent Events

In March 2026, the Board of Directors adopted a new policy allowing for an extended period of exercisability of stock options granted to directors. Upon termination of the holder's service as a director, if the director is in good standing with the Company (as determined by the board, in its sole discretion) and has served as an independent director of the Company for at least the past 48 months, the then-vested portion of his or her option will remain exercisable through the remainder of the original term of the option. Subject to the authority of the Compensation Committee to further modify terms in its discretion, a stock option generally will expire one month or three months (as referenced in the option agreement) after the holder's termination of service.  Furthermore, without limiting the discretion of the board otherwise to accelerate vesting, each director option agreement shall provide for full mandatory acceleration in the event of a change in control of the Company (as defined in the option agreement or incorporated by reference into such agreement). This change in policy applies not only to new stock option grants to directors but also applies retroactively to any previously granted director stock options still outstanding. In that same action, the board changed the vesting pattern for director stock options (both for new options and, retroactively, for prior options still outstanding) such that each such option is to vest in three equal increments on the first, second, and third anniversaries of the date of grant (rather than vesting on the third anniversary of the date of grant). Newly granted director options (but not any previously granted options) will carry a term of ten years (rather than five years, as had been the Company’s recent practice).

Consistent with the above-described changes in policy, when Mr. Rosgen retired as director effective April 1, 2026, he received the benefit of an extended exercise period through the original termination dates of four prior stock options (with termination dates ranging from June 17, 2026 to April 16, 2030). One such option was granted April 16, 2025, to purchase 10,000 shares at $5.49 per share. When granted the option vested in three years. That vesting schedule changed to annual vesting over three years under the above-described changes in policy. In view of Mr. Rosgen’s retirement, the Compensation Committee voted to accelerate the initial vesting of that option by sixteen days, thereby allowing one-third of the 2025 grant to vest by April 1, 2026.

In connection with his retirement, Mr. Gathagan received the benefit of board action which somewhat accelerated an option earlier granted to him. At the time first appointed to the board, Mr. Gathagan was granted a non-qualified stock option to purchase 15,000 shares of common stock under the 2017 Stock Option and Incentive Plan, with terms similar to those previously granted to other directors. That stock option, with an exercise price equal to $5.11 per share, was scheduled to vest on June 28, 2026. On April 7, 2026, the board voted to accelerate the vesting of this option to April 13, 2026, thereby allowing this grant to vest before Mr. Gathagan retired from service in good standing as a director. On April 16, 2025, Mr. Gathagan was granted a non-qualified stock option to purchase 10,000 shares of common stock under the 2017 Stock Option and Incentive Plan, with an exercise price equal to $5.49 per share. Under the board’s retroactive adjustment of vesting dates, one-third of that option was to vest on April 16, 2026. The Compensation Committee voted to accelerate that vesting by one day, thereby allowing this grant to vest in part before Mr. Gathagan’s retirement date.

To further standardize Company practice in granting compensatory stock options to non-employee directors, the board in March 2026 took action directing the Compensation Committee to make annual stock option grants to independent directors as of April 15 each year, in formulaic amounts. The following grants were made on April 15, 2026: Ms. Turner, Dr. DiMarco and Dr. Guillemette were each granted non-qualified stock options to purchase [•] shares of common stock under the 2017 Stock Option and Incentive Plan. These options have an exercise price equal to [•] per share, which was the fair market value on the date of grant, and they vest in three equal installments on April 15, 2027, April 15, 2028 and April 15, 2029. Additionally, Ms. Basse, Dr. Tomsche, and Mr. Wainman were each granted non-qualified stock options to purchase [•] shares of common stock under the 2017 Stock Option and Incentive Plan. These options have an exercise price equal to [•] per share, which was the fair market value on the date of grant, and they vest in three equal installments on April 15, 2027, April 15, 2028 and April 15, 2029.  All of the April 15, 2026 option grants will expire if not exercised by April 15, 2036.

INDEMNIFICATION AGREEMENTS

The Company has entered into indemnification agreements with its directors and executive officers. The agreements include procedures for reimbursement by the Company of certain liabilities and expenses which may be incurred in connection with service as a director or executive officer. The Company expects to enter into indemnification agreements with individuals who become directors in the future, as well as such executive officers of the Company as the Board of Directors may from time to time determine.

CODE OF BUSINESS CONDUCT AND ETHICS

In December of 2003, the Board of Directors of the Company adopted a Code of Business Conduct and Ethics (the Code) that applies to all employees of the Company, including the Company’s President and CEO, Chief Financial Officer, Senior Vice President of Sales and Marketing and Director of Finance and Administration. This Code is a set of written standards that are designed to deter wrongdoing and to promote: (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosure in reports filed with the SEC, (iii) compliance with applicable laws, (iv) prompt internal reporting of violations of the Code and (v) accountability for adherence to the Code. On March 19, 2014, the Board of Directors approved several minor revisions to this Code. This Code has been posted on the Company’s website (http://immucell.com/wp-content/uploads/2017/05/2014-Code-of-Business-Conduct-and-Ethics-revision.pdf) and was filed as Exhibit 14 to the Company’s Current Report on Form 8-K dated March 20, 2014. The Company will mail a copy of its Code of Business Conduct and Ethics to any interested party without charge, upon request. Such requests may be made by mail to the Company’s Secretary at ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103.

INSIDER TRADING ARRANGEMENTS AND POLICIES

We have adopted an insider trading policy, which we refer to as the Insider Trading Policy, and related procedures, which govern the purchase, sale and other dispositions of our securities by our directors, officers, employees and other covered persons, as well as by the Company itself. We believe that our Insider Trading Policy and related procedures are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and the Nasdaq Stock Market listing standards applicable to us. The Insider Trading Policy prohibits our directors, officers, employees and other covered persons from trading in our securities while in possession of material non-public information about us. This Policy also generally prohibits disclosure of material non-public information about us to others, with some limited exceptions. It also prohibits employees and directors from engaging in hedging transactions with respect to the Company’s stock. The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy referred to in our Annual Report on Form 10-K for the year ended December 31, 2025 as Exhibit 19.

EXECUTIVE COMPENSATION

Under the By-laws, executive officers are elected by the Board of Directors at its first meeting following each Annual Meeting of Stockholders of the Company, and each serves on the Board for a one-year term and until his or her successor is chosen and qualified, but all officers are employees of the Company “at will”, and their service may be terminated at any time without payment of severance or similar benefits, except as described below under “EMPLOYMENT AGREEMENTS”.

As of the date of this Proxy Statement, the Company has three executive officers, as follows:

BOBBI JO BROCKMANN Age: 50 Officer since: February 2015	Ms. Brockmann served as a Director of the Company from March 2017 to September 2017 and from January 2018 to April 15, 2026. She was promoted to Vice President of Sales and Marketing in February 2015. She joined the Company as Director of Sales and Marketing in January 2010. Prior to that, she had been employed as Director of Sales since May 2008 and Sales Manager from February 2004 to April 2008 at APC, Inc. of Ankeny, Iowa, a developer and marketer of functional protein products for animal health and nutrition. Prior to that, she held other sales and marketing positions at APC, W & G Marketing Company, Inc. of Ames, Iowa, The Council for Agricultural Science and Technology of Ames, Iowa and Meyocks Group Advertising of West Des Moines, Iowa after graduating from Iowa State University. She was promoted to Senior Vice President of Sales and Marketing in January 2026.

TIMOTHY C. FIORI Age: 47 Officer since: April 2025	Mr. Fiori has served as Director of the Company since October 2025. He is not standing for re-election to the board at the 2026 Annual Meeting of Stockholders, but has stated his intention to complete his present term of office through the date of such meeting. Mr. Fiori joined the Company as Chief Financial Officer in April 2025. During the previous 24 years, Mr. Fiori held various financial and commercial operating positions at IDEXX Laboratories in Westbrook, Maine, most recently as its Senior Director Finance, Commercial Operations since 2020. He graduated with honors from the University of Maine, Orono with a Bachelor of Science degree in Finance in 2001.

PAUL OLIVIER TE BOEKHORST	Information concerning the background and experience of Mr. te Boekhorst and the period during which he has served in his current capacity is set forth below under the caption “ELECTION OF THE BOARD OF DIRECTORS (Proposal One)”.

SUMMARY COMPENSATION TABLE

The following table contains information as to the total compensation paid by the Company to its named executive officers (NEOs) for services rendered during the years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Option Awards(2)	All Other Compensation(3)	Total
Paul Olivier te Boekhorst	2025	$69,231	$100,000	$503,269	$3,434	$675,934
President and Chief Executive Officer	2024	$0	$0	$0	$0	$0

Michael F. Brigham	2025	$383,999	$100,000	$0	$347,010	$831,009
Former President, Chief Executive Officer, Treasurer and Secretary	2024	$357,592	$0	$0	$35,017	$392,609

Bobbi Jo Brockmann	2025	$302,212	$90,000	$15,500	$33,604	$441,316
Senior Vice President of Sales and Marketing	2024	$279,765	$52,537	$0	$32,101	$364,403

Timothy C. Fiori	2025	$182,692	$85,000	$93,000	$8,752	$369,444
Chief Financial Officer, Treasurer and Secretary	2024	$0	$0	$0	$0	$0
(1)

Bonus (or variable compensation) is reported in the year earned, even if paid in the beginning of the next year. Paul Olivier te Boekhorst earned a sign-on bonus in 2025. Michael F. Brigham earned a $50,000 retention bonus in 2025 associated with the Company's hiring of a new Chief Executive Officer and earned a $50,000 performance bonus in 2025. Bobbi Jo Brockmann earned $52,537 and $90,000 performance bonuses in 2024 and 2025. Timothy C. Fiori earned a $45,000 retention bonus and $40,000 for performance bonus in 2025. These executive officer performance bonuses were contingent on achieving certain financial, strategic and operational targets set in advance.

(2)

This amount represents the total non-cash compensation expense related to stock option awards granted during the year that they were earned, which is being expensed over the three-year vesting period from grant date.

(3)

This amount includes Company-paid contributions to a 401(k) Plan, health insurance premiums and life insurance premiums that are available to all employees of similar employment status, if elected. The 2025 amount for Mr. Brigham includes $300,000 of conditional deferred compensation originally awarded to him in 2022 and paid out in January 2025 according to its terms, as outlined in the AMENDED AND RESTATED SEPARATION AND DEFERRED COMPENSATION AGREEMENT, filed with the SEC.

Generally during the first quarter of each year, annual salaries and bonuses for these named executive officers are determined at the discretion of the Compensation and Stock Option Committee. Effective on April 7, 2025 (his initial date of hire), Mr. Fiori's base salary rate was $250,000 per year.

Effective December 1, 2025 through December 31, 2026, the Company is contributing approximately $8,758 per year towards the cost of employee only health insurance and $24,543 per year towards the cost of family health insurance coverage, for each employee who qualifies and opts in. Effective December 1, 2024 through November 30, 2025, this annual contribution was approximately $21,433. Effective December 1, 2023 through November 30, 2024, this annual contribution was approximately $20,755. Mr. te Boekhorst elected the employee-only health insurance coverage. Mr. Brigham and Ms. Brockmann elected the family health insurance coverage. Mr. Fiori elected to receive an opt-out payment of $3,840 per year because he has health insurance coverage through his spouse.

EMPLOYMENT AGREEMENTS

We enter into compensation agreements (which are publicly filed) with our executive officers.

Effective March 28, 2022, we entered into an Amended and Restated Separation and Deferred Compensation Agreement (the “Deferred Compensation Agreement”) with Mr. Brigham (our former President and CEO) that superseded and replaced in its entirety a March 2020 severance agreement between the Company and Mr. Brigham. Upon his separation from the Company during January 2026, Mr. Brigham’s Deferred Compensation Agreement allowed Mr. Brigham to be paid, among other amounts, all earned and unused paid time off. Accordingly, a related accrual of $239,369 and $230,162 was included in accounts payable and accrued expenses as of December 31, 2025 and 2024, respectively. Additionally, Mr. Brigham was paid $300,000 in deferred compensation during the first quarter of 2025, which was included in accounts payable and accrued expenses on the accompanying balance sheet as of December 31, 2024. As of December 31, 2025, the Company had $100,000 recorded in accounts payable and accrued expenses related to a retention bonus and performance bonus in equal amounts, due to Mr. Brigham in the first quarter of 2026.

As of September 29, 2025, we entered into an employment agreement with Mr. te Boekhorst (effective upon commencement of employment as Company President and Chief Executive Officer starting November 1, 2025) under which he will receive an annual base salary of $450,000. He also will be entitled to earn annual cash bonuses of up to an additional $400,000 per year subject to the Company achieving certain financial, strategic and operational targets set in advance by the Company's Board of Directors or its Compensation and Stock Option Committee. The targets for 2026 were negotiated between Mr. te Boekhorst and the Compensation and Stock Option Committee in the first quarter of 2026. He also received a one-time $100,000 signing bonus upon commencement of employment (subject to repayment by him in certain events involving cessation of employment within one year of commencement). In the event the Company terminates Mr. te Boekhorst's employment without cause or he terminates his employment for good reason (each as defined), he will become eligible for severance compensation consisting of one year's base annual salary, up to 12 months of COBRA cost reimbursement, up to 12 months of accelerated vesting of his outstanding stock options, and an extended period (24 months) within which to exercise his vested stock options.

Incentive Compensation Agreements with the Company's executive officers allow these executives to earn incentive (performance) compensation if certain regulatory, financial and retention objectives are met during the year to which the agreement relates, as specified in their agreements. Amounts related to these incentive compensation agreements are accrued over the period they are earned (once it is probable that the amounts will be earned) based on our best estimate of the amounts expected to be earned.

Effective as of January 27, 2026, the Company entered into new employment agreements with Timothy C. Fiori, the Company’s Chief Financial Officer, and Bobbi Jo Brockmann, the Company’s Senior Vice President of Sales and Marketing.

Pursuant to new employment agreements in January 2026, Mr. Fiori currently is compensated at an annual base salary of $315,000 and Ms. Brockmann is compensated at an annual base salary of $300,000. Mr. Fiori and Ms. Brockmann are each eligible to earn a formulaic annual cash bonus subject to achievement of financial and strategic targets set in advance each year. The target cash bonus amount is 50% of base salary (potentially 60% if all targets are exceeded by at least 20%). The financial and strategic targets for 2026 were approved by the board's Compensation Committee. Per the employment agreements, the annual financial and strategic targets thereafter will be set each year by the Company’s CEO in consultation with this Committee; for targets that are qualitative in nature, the extent to which the qualitative target was achieved is to be determined each year by that Committee. As with other incentive-based compensation, payouts of annual cash bonuses are subject to possible retroactive clawback if and to the extent mandated by Company policy or applicable laws or listing requirements. In the event the Company terminates Mr. Fiori’s or Ms. Brockmann’s employment without cause or he or she terminates employment for good reason (each as defined), such executive will become eligible for severance compensation consisting of one year’s base annual salary, up to 12 months of COBRA cost reimbursement, accelerated vesting of his or her outstanding stock options, and an extended period (6 months) within which to exercise his or her vested stock options.

OUTSTANDING EQUITY AWARDS

Stock options are the only outstanding form of equity awards to the Company’s employees and directors. The following table contains information on stock options held by the Company’s NEOs that were outstanding as of December 31, 2025:

Name	Number of Shares Underlying Unexercised Stock Options - Exercisable	Number of Shares Underlying Unexercised Stock Options - Unexercisable	Stock Option Exercise Price	Date of Grant	Expiration Date
Paul Olivier te Boekhorst(1)	0	75,983	$ 5.90	09/16/2025	09/16/2035
	0	74,277	$ 6.10	11/07/2025	11/07/2035

Michael F. Brigham(2)(3)	25,000	0	$ 5.84	02/10/2017	02/09/2027
	20,000	0	$ 7.80	01/08/2018	01/07/2028
	1,000	0	$ 8.15	06/15/2022	06/14/2032

Bobbi Jo Brockmann(2)	10,000	0	$ 5.84	02/10/2017	02/09/2027
	7,500	0	$ 7.80	01/08/2018	01/07/2028
	10,000	0	$ 5.18	12/11/2019	12/10/2029
	18,000	0	$ 8.15	01/31/2022	01/30/2032
	0	5,000	$ 5.49	04/16/2025	04/16/2035

Timothy C. Fiori(2)	0	30,000	$ 5.49	04/16/2025	04/16/2035
(1)	These stock options become exercisable in three equal installments on the first, second, and third anniversaries of the date of grant.
(2)	These stock options become exercisable three years after the date of grant.
(3)	In connection with the transition services rendered in connection with Mr. Brigham's termination of employment, the exercise date for certain of his stock options was extended to March 27, 2026, instead of February 7, 2026.

Equity Compensation Plan Information

The table below summarizes the common stock reserved for issuance upon the exercise of stock options outstanding under the 2010 Stock Option and Incentive Plan, the 2017 Stock Option and Incentive Plan, and the 2025 Stock Option and Incentive Plan, as of December 31, 2025 or that could be granted in the future:

	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under stock-based compensation plans (excluding shares reflected in first column of this table)
Equity compensation plans approved by stockholders(1)	651,500	$6.24	101,000
Equity compensation granted as material inducement(2)	75,983	$5.90	—
Equity compensation plans not approved by stockholders(3)	74,277	$6.10	575,723
Total	801,760	$6.20	676,723

(1) The shares in this row related to the 2010 and 2017 Stock Option and Incentive Plans.

(2) This award met the conditions of an inducement award under Nasdaq Listing Rule 5635(c) and thus is exempt from the stockholder approval requirements under that Rule.

(3) The shares in this row relate to the 2025 Stock Option and Incentive Plan, as adopted by the Board of Directors on November 7, 2025 and subsequently amended by the Board. The Board is submitting this Plan, in its current form, for approval by stockholders at the 2026 Annual Meeting. See VOTE TO APPROVE THE COMPANY’S 2025 STOCK OPTION AND INCENTIVE PLAN (Proposal Three).

TIMING OF GRANTS OF EQUITY AWARD

Neither the Board of Directors nor the Compensation and Stock Option Committee takes material non-public information into account when determining the timing of equity awards, and we do not time the release of material non-public information based on equity award grant dates. During the last completed fiscal year, with one exception, the Company did not make any stock option awards to NEOs within the four-business-day period before or the one-business-day period after the filing of any Form 10-K, 10-Q or 8-K containing material non-public information (as defined in Item 402(x) of Regulation S-K). The sole exception was a stock option granted to Mr. te Boekhorst under terms negotiated with him in September 2025 as an inducement to become President and CEO at a later date (originally planned to be in mid-November 2025). More specifically, the Company agreed to make two initial stock option grants to him – one in September 2025 and the second to be made promptly after his commencement as CEO. Mr. te Boekhorst commenced employment on November 1, 2025 (two weeks earlier than originally planned) and as agreed the Company granted his second stock option within several days thereafter. The following tabular disclosure is provided pursuant to Item 402(x) referenced above.

Name	Grant Date	Number of securities underlying the award	Grant date fair value of the award	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information
Paul Olivier te Boekhorst	11/07/2025	74,277	$453,090	Closing market price declined by 12% (price was $6.13 per share on 11/12/2025 and $5.40 per share on 11/14/2025 - option granted at $6.10 per share on 11/07/2025)

PAY VERSUS PERFORMANCE

The following tables and related disclosures provide certain information regarding the relationship between the compensation actually paid to the Company’s President and CEO (CEO), and its other named executive officers (Other NEOs) and the Company’s financial performance, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K. This disclosure does not necessarily reflect value actually realized by the executives or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance.

The following table sets forth the following for each of the last three completed fiscal years: (i) the total compensation of the CEO and the average of the total compensation paid to the Other NEOs, as presented in the Summary Compensation Table for such year, (ii) the compensation “actually paid” to the CEO and the average compensation “actually paid” to the Other NEOs, calculated pursuant to Regulation S-K, (iii) our Total Shareholder Return (TSR), illustrating the value, as of the last day of the indicated fiscal year, of an investment of $100 in the Company’s common stock as of December 30, 2022 (approximately 16.39 shares valued at $6.10 per share) and (iv) our net loss as reflected in our audited financial statements for the applicable year.

Year	Summary Compensation Table Total for CEO Mr. te Boekhorst(1)(2)	Compensation Actually Paid to CEO Mr. te Boekhorst(2)	Summary Compensation Table Total for Former CEO Mr. Brigham	Compensation Actually Paid to Former CEO Mr. Brigham(2)	Average Summary Compensation Table Total for Other NEOs	Average Compensation Actually Paid to Other NEOs(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Loss (in thousands)
2025	$675,934	$1,202,638	$831,009	$831,709	$405,380	$459,405	$101	$(1,040)
2024	$—	$—	$392,609	$392,719	$364,403	$366,383	$84	$(2,157)
2023	$—	$—	$395,235	$394,505	$323,521	$310,381	$83	$(5,775)
(1)	The following NEOs are included in the table above:

Year	CEO	Other NEOs
2025	Paul Olivier te Boekhorst, Michael F. Brigham	Bobbi Jo Brockmann, Timothy C. Fiori
2024	Michael F. Brigham	Bobbi Jo Brockmann
2023	Michael F. Brigham	Bobbi Jo Brockmann

(2)	Represents the amount of total compensation reported for our CEO and former CEO in the "Total" column of the "Summary Compensation Table" for each fiscal year presented.
(3)	The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s CEO and Other NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in the table below. Equity values are calculated in accordance with Accounting Standards Codification 718.

Year		2025
Summary Compensation Table (SCT) Total for Mr. te Boekhorst		$675,934
Deductions	Grant date fair value of stock option awards granted during fiscal year as reported in the SCT	0
	Fair value as of year end of outstanding and unvested stock option awards granted during fiscal year	526,704
Additions	Change in fair value (comparing year end to the end of prior fiscal year) of stock option awards granted in a prior fiscal year that are outstanding and unvested at year end	0
	Fair value of stock option awards on vest date for stock option awards granted and vested during fiscal year	0
	Change in fair value (comparing the vesting date to the end of the prior fiscal year) of stock option awards granted in a prior fiscal year that vested during the fiscal year	0
Compensation Actually Paid to Mr. te Boekhorst		$1,202,638

Year		2025	2024	2023
Summary Compensation Table (SCT) Total for Mr. Brigham		$831,009	$392,609	$395,235
Deductions	Grant date fair value of stock option awards granted during fiscal year as reported in the SCT	0	0	0
	Fair value as of year end of outstanding and unvested stock option awards granted during fiscal year	0	0	0
Additions	Change in fair value (comparing year end to the end of prior fiscal year) of stock option awards granted in a prior fiscal year that are outstanding and unvested at year end	0	110	(730)
	Fair value of stock option awards on vest date for stock option awards granted and vested during fiscal year	0	0	0
	Change in fair value (comparing the vesting date to the end of the prior fiscal year) of stock option awards granted in a prior fiscal year that vested during the fiscal year	700	0	0
Compensation Actually Paid to Mr. Brigham		$831,709	$392,719	$394,505

Year		2025	2024	2023
Summary Compensation Table (SCT) Average Total for Other NEOs		$405,380	$364,403	$323,521
Deductions	Grant date fair value of stock option awards granted during fiscal year as reported in the SCT	0	0	0
	Fair value of stock option awards granted prior to fiscal year that were forfeited during fiscal year	(15,800)	0	0
	Fair value as of year end of outstanding and unvested stock option awards granted during fiscal year	63,525	0	0
Additions	Change in fair value (comparing year end to the end of prior fiscal year) of stock option awards granted in a prior fiscal year that are outstanding and unvested at year end	0	1,980	(13,140)
	Fair value of stock option awards on vest date for stock option awards granted and vested during fiscal year	0	0	0
	Change in fair value (comparing the vesting date to the end of the prior fiscal year) of stock option awards granted in a prior fiscal year that vested during the fiscal year	6,300	0	0
Average Compensation Actually Paid to Other NEOs		$459,405	$366,383	$310,381

Description of Relationship Between CEO, Former CEO, and Other NEO Compensation Actually Paid and Company Total Stockholder Return (TSR)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, Former CEO, the average of Compensation Actually Paid to Other NEOs, and the Company’s TSR during the three-year period ended December 31, 2025.

Description of Relationship Between CEO and Other NEO Compensation Actually Paid and Net Loss of the Company

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, Former CEO, and the Average Compensation Actually Paid to Other NEOs, and the Company’s Net Loss during the three-year period ended December 31, 2025.

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND COMPANY TSR
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$120
$100
$80
$60
$40
$20
$-
2023
2024
2025
Compensation Actually Paid to Mr. te Boekhorst($)
Compensation Actually Paid to Mr. Brigham($)
Other NEO Average Compensation Actually Paid ($)
TSR

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s common stock as of April 13, 2026 of (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers named in the “SUMMARY COMPENSATION TABLE” above, (iv) the five largest stockholders listed in this table as a group and (v) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Shares of the Company’s Common Stock Beneficially Owned(1)	Percent of the Company’s Common Stock Beneficially Owned
Norman H., Sandra F., and Brian L. Pessin(2)	1,182,720	13.1%
Ejnar A. Knudsen III(3)	832,790	9.2%
Jonathan E. Rothschild(4)	514,003	5.7%
SRK Capital, LLC(5)	502,258	5.6%
Michael F. Brigham(6)	216,700	2.4%
David S. Tomsche, D.V.M.(7)	158,053	1.7%
Bobbi Jo Brockmann(8)	54,021	0.6%
Paul R. Wainman(9)	32,935	0.4%
Gloria J. Basse(10)	30,196	0.3%
Bryan Gathagan(11)	19,333	0.2%
Olivier te Boekhorst(12)	9,738	0.1%
Timothy C. Fiori(13)	0	0.0%

The five largest stockholders listed in this table as a group(14)	3,248,471	35.9%
Directors and executive officers as a group (8 persons)(15)	520,976	5.7%

(1)

To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, except as otherwise stated in the footnotes to this table.

(2)

In a Schedule 13D/A filed jointly by them on April 16, 2021, Norman H. Pessin, Sandra F. Pessin, and Brian L. Pessin report that their address is 400 East 51st Street, PH31, New York, NY 10022. The Pessins have indicated that each of them has sole voting and dispositive power with respect to the following shares of ImmuCell common stock owned by them individually: Norman H. Pessin–644,019 shares (7.2%), Sandra F. Pessin–401,819 shares (4.4%) and Brian L. Pessin–136,882 shares (1.5%).

(3)	In a Schedule 13D/A filed by him on November 20, 2025, for Mr. Knudsen reports that his address is 212 West Superior, Suite 500, Chicago, IL 60654; and that he sole voting and dispositive power over 465,790 shares of ImmuCell common stock and has shared voting and dispositive power over an additional 367,000 shares.
(4)	Based in part on a Schedule 13D/A filed by him on April 1, 2019, Mr. Rothschild's address is c/o Arterio, Inc., 1061-B Shary Circle, Concord, CA 94518. In that Schedule 13D/A, Mr. Rothschild reports sole voting and dispositive power over 510,158 shares of ImmuCell common stock, and further reports that of the amount beneficially owned by him, a total of 226,416 shares are owned by a corporation (Arterio, Inc.) that is wholly owned by him.
(5)	In a Schedule 13D/A filed jointly by them him on September 17, 2024, SRK Capital, LLC, Sean Kirkwood and SRK Fund I, LP report that their address is 206 South Avenue, Suite 8, Media, PA 19063; and that they have shared voting and dispositive power over 502,258 shares of ImmuCell common stock.
(6)	This figure includes 11,000 shares of common stock held by the mother of Mr. Brigham.
(7)	This figure includes 52,720 shares held by Dr. Tomsche, 4,740 shares held by his spouse and 73,927 shares held by the David Tomsche Living Trust. This figure includes 26,666 vested stock options. Dr. Tomsche also holds 13,334 unvested stock options.
(8)

This figure includes 7,366 shares of common stock held by Ms. Brockmann and 1,055 shares of common stock held jointly with her spouse and also includes vested stock options to purchase 45,500 shares and unvested stock options to purchase 105,000 shares.

(9)	This figure includes 26,666 vested stock options. Mr. Wainman also holds 13,334 unvested stock options.
(10)	This figure is comprised of 26,666 vested stock options. Ms. Basse also holds 13,334 unvested stock options.
(11)	This figure is comprised of 18,333 vested stock options. Mr. Gathagan also holds 16,667 unvested stock options.
(12)	Mr. te Boekhorst holds stock options to purchase 259,760 shares, none of which options are exercisable now or in the next 60 days.
(13)	Mr. Fiori holds 150,000 unvested stock options.
(14)	This figure includes 0 vested stock options.
(15)	This figure includes 143,831 shares acquirable under stock options that are exercisable now or in the next 60 days.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review of the copies of such reports furnished to the Company and representations from the Company’s directors and executive officers, the following Section 16(a) reporting delinquencies occurred during the fiscal year ended December 31, 2025. Due to administrative oversights, each of five directors — Gloria Basse, Bryan Gathagan, Steven Rosgen, David Tomsche, and Paul Wainman — filed one late Form 4 report, each relating to one stock option grant made on April 16, 2025. In addition, one executive officer, Timothy Fiori, filed one late Form 4 report, also relating to one stock option grant made on April 16, 2025. All other Section 16(a) filing requirements were satisfied on a timely basis during 2025.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

David S. Tomsche (Chair of our Board of Directors) is a controlling owner of Leedstone Inc., a domestic distributor of our products (the First Defense® product line and CMT). His affiliated company purchased $802,407 and $567,114 of products from us during the years ended December 31, 2025 and 2024, respectively, all on terms consistent with those offered to other distributors of similar status. Our accounts receivable (subject to standard and customary payment terms) due from this affiliated company aggregated $0 and $52,097 as of December 31, 2025 and 2024, respectively.

The President and CEO and the CFO of the Company are responsible for reviewing related party transactions. To assist with this process, each director is asked to complete an annual questionnaire covering transactions of this nature and other related matters. Regardless of dollar value, all related party transactions are reviewed with the relevant director and with the entire Board of Directors, if necessary.

Except for Mr. te Boekhorst and Mr. Fiori (who are employees of the Company), each of the Company’s existing directors qualifies as an “independent director” as defined under the applicable Nasdaq Stock Market rules. Each member of the Company’s Audit Committee, Nominating Committee, and Compensation and Stock Option Committee are independent under the applicable Nasdaq Stock Market rules.

ELECTION OF THE BOARD OF DIRECTORS (Proposal One)

Each of the seven persons listed below has been nominated to serve as a director until the next Annual Meeting of Stockholders and until his or her successor is chosen and qualified. Proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) FOR election as directors of the nominees listed below:

GLORIA J. BASSE Age: 66 Director since: June 2020

Ms. Basse joined the Board of Directors at the 2020 Annual Meeting of Stockholders and the Compensation and Stock Option Committee at the same time. She joined the Nominating Committee as its Chair in June 2024 and the Strategy & Technology Committee in April 2026. Ms. Basse has been the senior executive director of Tonisity International, an animal nutrition company with offices in Ireland, Brazil and the United States, from 2017 to the present. Since 2016, Ms. Basse has been a Senior Associate at the Context Network, a business management and strategy consulting firm providing services to agriculture, biotechnology and food companies. She held various positions at Zoetis Inc. from 1985 to 2015 and most recently served as Vice President of its U.S. pork business. Ms. Basse is a graduate of the University of Wisconsin and earned her Masters in Business Administration from the University of Rochester.

DAVID S. TOMSCHE, D.V.M. Age: 69 Director since: December 2006

Dr. Tomsche was appointed to serve as Chair of the Board of Directors in February 2013. He joined the Compensation Committee in June 2024. He served on the Nominating Committee of the Board of Directors until September 2017. He served on the Audit Committee from February 2014 through March 2014 and from June 2021 through June 2024. He is a large animal veterinarian and owner of Leedstone Inc. (formerly Stearns Veterinary Outlet, Inc., an animal health distribution and milking system installation company) and of J-t Enterprises of Melrose, Inc., an exporter of ImmuCell products. He also is a dairy producer. He obtained his degrees from the University of Minnesota.

PAUL R. WAINMAN Age: 61 Director since: March 2014	Mr. Wainman was appointed to the Board of Directors on March 31, 2014 and is a member of the Audit and Nominating Committees and serves as Chair of the Audit Committee. He qualifies to serve as a “financial expert” given his background in accounting and finance. Mr. Wainman served as Chief Financial Officer of Hancock Lumber, a 725-employee lumber and building products company located in Casco, Maine, from February 2016 and its President and CFO from January 2020 until, most recently, becoming President and CEO in January 2023. From April 2015 until February 2016, he was a business strategy and financial consultant specializing in the paper and greeting card industry. Prior to that, he was President of Kleinfeld, a personalized wedding stationery company, from September 2013 until April 2015. From 2005 to 2012, he was President and CEO of William Arthur, Inc., a division of Hallmark Cards, where he led a 275-employee manufacturer of luxury stationery products. Prior to that, he served another division of Hallmark Cards as CFO and COO from 1998 to 2004. He obtained a degree in Accounting and Financial Control from Sheffield City University in England and qualified as a Chartered Accountant of England and Wales in 1990.

ANTHONY A. DIMARCO Age: 63 Director since: April 2026	Dr. DiMarco was appointed to the Board of Directors as of April 15, 2026 and serves on the Compensation and Stock Option Committee, the Nominating Committee, and the Strategy & Technology Committee. He worked at IDEXX Laboratories for 21 years prior to his retirement in 2024, where he had roles leading Regulatory Affairs, manufacturing and R&D as Vice President, Global Manufacturing and Vice President Infectious Disease Research and Development. Dr. DiMarco also worked at Abbott Laboratories where he held leadership positions in Product Development, Scientific Affairs, and Quality Assurance. Dr. DiMarco is the Board Chair at Educate Maine and a Founder/Director at Maine Wood Banks. Dr. DiMarco holds a B.S. in Biology from the University of Connecticut and a Ph.D in Microbiology from the University of Illinois.

GILLES GUILLEMETTE Age: 64 Director since: April 2026	Mr. Guillemette was appointed to the Board of Directors as of April 15, 2026. He is a member of the Audit Committee and Chairs the Strategy & Technology Committee. He brings over 30 years of leadership experience in Animal Health with a depth of experience across publicly traded companies (Bayer, Elanco, Chewy, Trupanion), private equity platforms and founder-owned businesses across North America and Europe. Currently he serves as an Operating Partner at ARCHIMED, a global healthcare investment firm where he was hired to focus on the newly formed Practice of Animal and Environmental Health. As a veterinarian by training and a former CEO, General Manager and Operating Partner, Mr. Guillemette offers a differentiated combination of clinical credibility, strategic oversight and capital allocation. He has held senior executive roles with full P&L, led global strategy and business development and overseen complex regulated operations across North America and Europe. Mr. Guillemette holds a Degree in Veterinary Medicine from the Nantes Veterinary School in France.

KATHY V. TURNER Age: 62 Director since: April 2026	Ms. Turner was appointed to the Board of Directors as of April 1, 2026. She is a member of the Audit Committee and Chair of the Compensation Committee. She is a member of the Strategy & Technology Committee. Ms. Turner brings more than three decades of commercial executive leadership experience in global healthcare and animal health markets and previously served on the Board of Directors of Elanco Animal Health, a leading animal health company. From 2014 to 2023, she held senior leadership roles at IDEXX Laboratories, including most recently serving as Chief Marketing Officer and Senior Vice President of International Operations, where she contributed to sustained double-digit growth across international markets. Prior to that, Ms. Turner spent nearly 30 years at Abbott Laboratories, where she held multiple leadership roles in global commercial operations. She currently serves on the Board of Veterinarians Without Borders. Ms. Turner received a B.S. in Marketing and Advertising from Syracuse University.

PAUL OLIVIER TE BOEKHORST Age: 54 Officer since: November 2025 Director since: November 2025	Mr. te Boekhorst was appointed President, Chief Executive Officer, and Director of ImmuCell in November 2025. He brings over 25 years of leadership experience in animal health. Before joining ImmuCell, he served as an Operating Partner at ARCHIMED, a global healthcare investment firm where he focused on animal health investments and served as Chief Executive Officer and Chairman of a portfolio company. Prior to that, Mr. te Boekhorst was at IDEXX Laboratories in Westbrook, Maine (NASDAQ: IDXX) from 2004 to 2022. He led IDEXX’s strategy and M&A activities from 2004 to 2008 and was the Senior Vice President and General Manager of IDEXX’s livestock and dairy antibiotic residue businesses, expanding innovation for producers worldwide and advancing solutions to support animal health and food safety. In addition to the livestock and dairy businesses, he was responsible for the Water testing, OPTI Medical and Latin America Companion Animal Commercial Operations. Earlier in his career, he worked at The Boston Consulting Group. He serves as a member of the Board of SeqCenter, a Trustee of the Portland Symphony Orchestra, and as a Director of PortTIX. Mr. te Boekhorst holds a bachelor’s degree from Bard College and an MBA from Cornell University with a concentration in manufacturing operations.

Each of these individuals brings distinct skills, perspectives, and attributes to the Board of Directors. Ms. Basse has extensive animal health marketing experience. Mr. te Boekhorst is an executive officer who has been employed by the Company since November 1, 2025 and has extensive managerial experience in the annual health industry. Dr. Tomsche brings to the board substantial expertise in the dairy industry. Mr. Wainman has extensive leadership and financial expertise. Dr. DiMarco has extensive innovation and manufacturing experience. Dr. Guillemette has extensive animal health, financial and business management experience. Ms. Turner has extensive commercial and international experience in animal health.

There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Except for Mr. te Boekhorst and Mr. Fiori (who are Company employees), each of the Company’s existing directors or nominees qualifies as an “independent director” as defined under applicable Nasdaq Stock Market rules. In evaluating the independence of directors, the board did consider the matters described above under the caption “CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE”. If any of the individuals named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons as management may recommend. Management has no reason to believe any nominees will be unavailable. Any vacancies that may occur during the year may be filled by the Board of Directors to serve until the next Annual Meeting.

Mr. Bryan K. Gathagan, Mr. Steven T. Rosgen, Mr. Timothy C. Fiori, Mr. Michael F. Brigham, and Ms. Bobbi Jo Brockman elected not to stand for re-election to the Company's Board of Directors. The Company very much appreciates their prior service to the Company as directors.

The Board of Directors recommends that you vote FOR the election of the seven nominees listed above.

NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (Proposal Two)

As required by Section 14A of the Exchange Act, the Company is asking its stockholders to approve, on a non-binding, advisory basis, the compensation of its named executive officers, as disclosed in this Proxy. This type of proposal is commonly referred to as "say-on-pay." We currently present such proposal to stockholders on an annual basis.

We maintain an executive compensation program that consists of base salary and periodic stock option grants, with annual discretionary bonuses based on pre-set performance targets. In some cases, we also pay contractually delineated bonuses. The Compensation and Stock Option Committee and the Board of Directors believe that this compensation mix supports the fundamental goals of our compensation program, namely to attract, motivate, retain and reward exceptionally talented executives; to align executive interests and stockholder interests through an appropriate mix of long-term and short-term incentives; and to maximize the financial efficiency of the program from risk, tax, accounting, and cash flow perspectives.

The Company differentiates among key employees primarily based on size of base salary and size and frequency of stock option grants. Annual compensation decisions for the named executive officers are made by the Compensation Committee based on performance and market-related factors. Features of our compensation program for the named executive officers include the following:

●	A majority of total cash compensation for NEOs consists of base salary, which is subject to annual review based on both long-term and short-term corporate performance.
●

A significant portion of total cash compensation for NEOs now consists of annual cash bonuses, as provided for in incentive compensation agreements with each NEO which provide variable compensation if certain financial results and regulatory objectives are achieved.

●

Equity awards consist of stock options, generally vesting over a three-year period in equal installments. The Compensation Committee believes that such awards further align the interests of NEOs and stockholders.

●

From time to time, the Compensation Committee reviews compensation against a peer group (companies of similar size and structure and most often in the same industry) and considers the opinions of independent consultants with regards to the estimated replacement costs for current executive officers to ensure that total compensation is both competitive and appropriate.

●

The Compensation Committee annually reviews risk associated with our compensation program to ensure that our program does not create incentives that would encourage subjecting the Company to risks that are reasonably likely to have a material adverse effect on the Company.

The Company is asking its stockholders to indicate their support, on a non-binding, advisory basis, for the executive compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement. Our Board of Directors is asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved on an advisory basis.

As an advisory vote, this vote is not binding and does not alter the scope of discretion of, or prior decisions by, the Board of Directors or its Compensation Committee. However, the Board of Directors and Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for these key employees.

The Board of Directors recommends that you vote FOR the approval of the non-binding, advisory resolution on compensation for the named executive officers.

VOTE TO APPROVE THE COMPANY’S 2025 STOCK OPTION AND INCENTIVE PLAN (Proposal Three)

Effective November 7, 2025 and as later amended in March 2026, the Board of Directors approved a 2025 Stock Option and Incentive Plan (as revised, the 2025 Plan), a copy of which is attached as Appendix A to this Proxy Statement. The 2025 Plan is intended to succeed the Company’s 2017 Stock Option and Incentive Plan (the 2017 Plan). By its terms the 2017 Plan expires in March 2027; its remaining share authorization amount is now less than [•] shares.

The purpose of the 2025 Plan is to advance the interests of the Company by providing selected employees and certain other individuals providing services to the Company with an additional incentive, encouraging stock ownership by such individuals, increasing their interest in the success of the Company and encouraging them to remain employees of the Company or service providers for the Company. By its terms, the 2025 Plan terminates on November 7, 2035. A summary of the essential features is provided below, qualified in its entirety however by reference to the full text of the 2025 Plan.

The 2025 Plan is administered by the Compensation Committee, which in its discretion selects the key employees and other persons eligible to participate, determines the terms of awards, interprets the 2025 Plan, and makes all other determinations for administering the 2025 Plan. A maximum of 650,000 shares of Company common stock may be issued pursuant to awards under the 2025 Plan (subject to increase in the event of subsequent stock splits or other capital changes). The 2025 Plan allows for granting of both incentive stock options and nonqualified stock options (Stock Options). As of April 13, 2026, [•] Stock Options had been granted under the 2025 Plan. Consistent with Nasdaq Stock Market rules that generally require stockholder approval of equity-based compensation of officers, directors, employees or consultants, nearly all of the grants made to date under the 2025 Plan are conditional upon stockholder approval of the 2025 Plan and cannot be exercised and will expire worthless if such approval is not obtained. (The lone exceptions are grants made in September 2025 and November 2025 to Mr. te Boekhorst as inducements for him to become CEO of the Company, which grants are referenced above under “OUTSTANDING EQUITY AWARDS”.)

The 2025 Plan allows for grants intended to qualify as “Incentive Stock Options” to the extent permitted under Section 422 of the Code. Other Stock Options are to be granted as nonqualified stock options. In all cases, Stock Options will be issued at an option price no less than the fair market value of the Company’s common stock on the date of grant (110% of fair market value in the case of grantees who are 10% or greater stockholders). Exercise of Stock Options will be subject to terms and conditions set by the Compensation Committee and set forth in the award agreement evidencing the Stock Option. Stock Options may be exercised with either cash or, in the discretion of the Compensation Committee, by surrendering shares of common stock or through net exercise of vested stock options. The date of expiration of the Stock Option will be fixed by the Compensation Committee, but may not be longer than ten years from the date of grant (five years in the case of certain third parties or 10% or greater stockholders). Such determinations by the Compensation Committee may be on a case-by-case basis. No Stock Options may be exercised after their stated termination date (generally 10 years from the date of grant). Upon termination of employment or service to the Company, the right to exercise a Stock Options generally will expire three months after the termination date (one year if termination is due to death or disability), except that for a director who retires from the board in good standing (as determined in the discretion of the Board of Directors) following at least 48 months' service as an independent director, the period of exercisability will generally extend to the end of the original term of the Stock Option, as described in “DIRECTOR COMPENSATION”).

An optionee will not recognize income for Federal income tax purposes upon the grant of an Incentive Stock Option. An optionee generally will also not recognize income upon the exercise of an Incentive Stock Option; however, the difference between the option price and the fair market value of the stock acquired on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If no disposition of the stock acquired upon the exercise of the Incentive Stock Option occurs until after more than two years after the Incentive Stock Option was granted and more than one year after the transfer of such stock to the optionee, any gain or loss recognized upon such disposition will be treated as long-term capital gain or loss.

The disposition of the stock acquired upon the exercise of an Incentive Stock Option within two years after the Incentive Stock Option was granted or within one year after the transfer of the stock to the optionee will be a disqualifying disposition, and the optionee will generally recognize (i) ordinary compensation income for Federal income tax purposes in an amount equal to the excess of the fair market value on the date of exercise of the stock acquired over the option price and (ii) short or long-term capital gain (depending upon how long the stock was held) to the extent the stock is disposed of in a sale or taxable exchange at a price in excess of the value of such stock on the date of exercise. If the amount realized by the optionee upon such a disposition is less than the value of the stock on the date of exercise, then the amount of income realized will be all compensation income and will be limited to the excess amount realized on the sale or exchange over the option price of the stock.

As is the case with an Incentive Stock Option, an optionee will not recognize income for Federal income tax purposes upon the grant of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, an optionee will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option price. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss.

Upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above.

New Plan Benefits

As described above, the selection of the employees of the Company who will receive grants under the 2025 Plan is to be determined by the Compensation Committee at its discretion. Therefore, it is not possible to predict the amounts that will be received by or allocated to particular individuals or groups of employees under the 2025 Plan. During 2025, options to purchase an aggregate of 74,277 shares under the 2025 Plan were granted to one executive officer (Mr. te Boekhorst).

The last sales price of the Company’s common stock on April 13, 2026 was $[•]per share as quoted on The Nasdaq SmallCap Market.

INTEREST OF CERTAIN PERSONS IN PROPOSAL THREE ABOVE

The approval of the 2025 Plan may benefit Ms. Brockmann, Mr. Fiori and Mr. te Boekhorst, executive officers of the Company, as well as non-employee directors of the Company and all new employees because they are eligible for grants under the 2025 Plan.

The Board of Directors recommends that you vote FOR the proposal to approve the 2025 Plan.

VOTE TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO REFLECT DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION (Proposal Four)

We are asking you to approve an amendment to the Company’s Certificate of Incorporation (the “Charter”) to provide for exculpation of officers of the Company as permitted by amendments to Delaware law (the “Exculpation Amendment”).

Background of the Exculpation Amendment

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) now allows a Delaware corporation to exculpate officers from personal liability for breaches of fiduciary duty in certain circumstances. Delaware law has long authorized exculpation for directors but had not extended such protection to officers until Section 102(b)(7) was amended in 2022. As with directors, the permitted exculpation for officers does not apply to his or her breaches of the duty of loyalty, acts or omissions not in good faith or intentional misconduct or knowing violations of law, nor to any transaction in which he or she derived an improper personal benefit. Unlike exculpation for directors, the protection for officers under Section 102(b)(7) does not apply to actions brought by or in the right of the Company, whether brought by the Company itself or brought in the form of derivative claims by stockholders in the name of the Company.

Article Eighth of ImmuCell’s Charter has long provided for exculpation of directors. To gain the added protection for officers, we are proposing to amend the Company’s Certificate of Incorporation to add an officer exculpation provision to the full extent permitted under Section 102(b)(7).

Rationale for the Exculpation Amendment

The Board of Directors believes that adopting the Exculpation Amendment is in the best interests of the Company and its stockholders. The nature of the role of directors and officers often requires them to make important decisions on crucial matters. In some cases, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. In other cases, business decisions by directors or officers can have unanticipated or undesired consequences. Limiting concern about personal risk allows directors and officers greater leeway to best exercise their business judgment in furtherance of stockholder interests, without undue fear of being held personally accountable for damages that might arise from an adverse outcome. Many of our peers and other companies with whom we compete for officer talent have adopted officer exculpation clauses of this sort. We believe that failing to provide it could affect our ability to recruit and retain quality employees to fill important executive positions.

The Board has also determined that the Exculpation Amendment would reduce disparate treatment of directors and officers in future claims alleging breach of the duty of care and would better align officers and directors in carrying out the Company’s business. The Board also believes that adopting the Exculpation Amendment could potentially reduce overall litigation costs, by allowing earlier dismissal of certain kinds of claims against an officer.

After weighing these considerations, the Board approved and declared it advisable to adopt, subject to stockholder approval, the proposed Exculpation Amendment.

Other Information

If this Proposal Four is approved, the Company intends to file the amendment to the Charter, as set forth in Appendix B, with the Delaware Secretary of State, and the Exculpation Amendment will become effective at the time of that filing.

If this Proposal Four is not approved, the Company will not file the amendment to the Charter with the Delaware Secretary of State and our Certificate of Incorporation would remain unchanged.

Consistent with the DGCL, the Board reserves discretion, at any time prior to effectiveness of the Exculpation Amendment, to abandon this proposed amendment without further action by the stockholders (even if the requisite stockholder vote is obtained).

The Board of Directors recommends that you vote “FOR” the adoption of the Exculpation Amendment (Proposal Four).

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM (Proposal Five)

On March 23, 2026, the Audit Committee appointed Wipfli LLP to serve as our Independent Registered Public Accounting Firm for the year ending December 31, 2026. The Audit Committee’s engagement of this firm was made in accordance with procedures contemplated in that committee’s charter. This decision is expected to be ratified by the Board of Directors at its next regularly scheduled meeting.

Although stockholder approval of the Audit Committee’s selection of Wipfli LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. A representative of Wipfli LLP is expected to be present (virtually) at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions during the live audio webcast via the telephone conference call link. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its selection of Wipfli LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, can direct the appointment of a different firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

Principal Accounting Fees and Services

On March 23, 2026, the Audit Committee appointed Wipfli LLP as its Independent Registered Public Accounting Firm for the year ending December 31, 2026. The Board of Directors is expected to ratify this appointment. Wipfli LLP has served as our IRPAF since 2019.

Set forth below is a summary of the fees incurred for services rendered by Wipfli LLP , for the years ended December 31, 2025 and 2024:

	2025	2024
Audit Fees(1)	$155,820	$147,000
Audit-Related Fees(2)	276	23,670
Total	$156,096	$170,670

(1)

Includes fees billed by or accrued for the auditors for their reviews of the quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of each year and their audits of the annual financial statements included in the Company’s Annual Reports on Form 10-K and incidental expenses.

(2)	Includes fees paid to Wipfli LLP related to Comfort Letters and Bringdown calls and similar activities generally related to the Company’s equity raising activities.

Pre-Approval Policy

In accordance with the procedures set forth in its charter, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and other terms of those services) to be performed for the Company by its Independent Registered Public Accounting Firm. Such approval may be accomplished by approving the terms of the engagement prior to the engagement of the Independent Registered Public Accounting Firm with respect to such services or by establishing detailed pre-approval policies and procedures to govern such engagement. The Audit Committee authorizes management to spend up to an additional $10,000 per year for services that are not anticipated at the time of the engagement, provided that the Audit Committee is promptly informed of such services.

Audit Committee Financial Expert

Mr. Paul R. Wainman, who joined our Board of Directors in March of 2014 and currently serves as Chair of the Audit Committee, meets the criteria for “audit committee financial expert” as defined by SEC rules. It is the opinion of the Company’s Board of Directors that the Company addresses its audit functions with a depth of penetration and rigor that meets the intent of the requirements of the Sarbanes-Oxley Act for the following reasons:

●	All three members of the Audit Committee are independent directors, as defined under applicable SEC and Nasdaq rules.
●

All three members of the Audit Committee have demonstrated the ability to read and understand fundamental financial statements, including a Company's balance sheet, income statement, and cash flow statement.

●	Internal audit work is performed by the Company’s Director of Finance and Administration, its Senior Accountant and its Manager of Administrative Operations.
●	The Company also continuously reviews, at its own initiative, the expertise of the members of its Board of Directors and its Audit Committee.

Audit Committee Report

Set out below is a report of the Audit Committee, adopted in connection with its review of the audited financial statement for the fiscal year ended December 31, 2025. Two members of the Audit Committee (Mr. Gathagan and Mr. Rosgen) have since retired from the Board of Directors, and thus from the Audit Committee.

AUDIT COMMITTEE REPORT

March 23, 2026

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with certain applicable laws and regulations. The Audit Committee is responsible for selecting and hiring the Independent Registered Public Accounting Firm and meets with those accountants (in person or by telephone) before each quarterly press release concerning the Company’s financial results. The Audit Committee approves the public disclosure and filing with the SEC of the related press releases. After reviewing the quarterly and annual reports that are prepared by management, the Audit Committee authorizes the filing of such reports with the SEC. All members of the Audit Committee meet the heightened independence and expertise requirements for audit committees under applicable Nasdaq Stock Market rules. Mr. Wainman joined the Audit Committee in March of 2014 and serves as its Chair. Mr. Rosgen joined the Audit Committee in April of 2018. Mr. Gathagan joined the Audit Committee in June 2023. The Audit Committee currently operates under a charter adopted by the board in 2004. The Company has a January 1st to December 31st fiscal year. During the year ended December 31, 2025, the Audit Committee met nine times and took action by unanimous written counsel once.

The Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2025 and discussed such statements with management and Wipfli LLP, the Company’s independent registered public accounting firm for 2025. The Audit Committee has discussed with Wipfli LLP various communications that Wipfli LLP is required to provide to the Audit Committee including the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standards No. 1301 (Communication with Audit Committees). The Audit Committee received from Wipfli LLP the written disclosures and the letter required by applicable requirements of the PCAOB concerning independence and has discussed the auditor’s independence with them.

Based on the review and discussions noted above, the Audit Committee recommended to the board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and be filed with the SEC.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Submitted by: Audit Committee

Bryan K. Gathagan

Steven T. Rosgen

Paul R. Wainman, Chair

The Board of Directors recommends that you vote FOR the ratification of Wipfli LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2026.

OTHER BUSINESS

The management of the Company does not know of any business not specifically referred to above as to which any action is expected to be taken at the meeting. However, if any business other than those items referred to above properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

/s/ Timothy C. Fiori
Timothy C. Fiori, Secretary
April [•], 2026

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED December 31, 2025, WHICH INCLUDES THE COMPANY’S FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 2025 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS: INVESTOR RELATIONS, IMMUCELL CORPORATION, 56 EVERGREEN DRIVE, PORTLAND, ME 04103.

Appendix A

2025 STOCK OPTION AND INCENTIVE PLAN

I. GENERAL

1.

Purpose. This 2025 Stock Option and Incentive Plan (the “Plan”) of ImmuCell Corporation (the Company) is intended to advance the interests of the Company by providing certain of its employees and certain other individuals providing services to the Company with an additional incentive, encouraging stock ownership by such individuals, increasing their proprietary interest in the success of the Company and encouraging them to remain employees of the Company or service providers for the Company.

2.	Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

a.	“Board” means the Board of Directors of the Company.

b.	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

c.

“Committee” means the compensation committee appointed by the Board to administer this Plan pursuant to Section 3 hereof. The Board in its discretion may at any time act in lieu of the Committee in the administration of this Plan, and shall do so at any time when no Committee has been appointed or the Committee is unable to act.

d.

“Company Group” means the Company, a parent corporation or subsidiary corporation of the Company, or a corporation, or a parent corporation or subsidiary corporation of such corporation, issuing or assuming an Option in a transaction of the type described in Section 424(a) of the Code. The terms “parent corporation” and “subsidiary corporation” shall have the meanings assigned to such terms by Section 424 of the Code.

e.	“Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.

f.

“Fair Market Value” means, (i) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the applicable date; (ii) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the applicable date as reported by an over-the counter marketplace designated by the Committee; or (iii) if no such prices are available, the fair market value as determined by rules to be adopted by the Committee.

g.	“Incentive Stock Option” has the meaning set forth in Part II of this Plan.

h.	“Nonqualified Stock Option” has the meaning set forth in Part II of this Plan.

a.	“Option” has the meaning set forth in Part II of this Plan.

b.	“Participant” means an individual to whom an Option is granted under this Plan.

c.	“Shares” means shares of the Company’s common stock (the “Common Stock”).

3.

Administration. This Plan shall be administered by a committee (presently called the Compensation and Stock Option Committee) consisting of at least two members appointed by the Board. The members of the Committee shall at all times be: (i) “outside directors” as such term is defined in Treas. Reg. § 1.162-27(e)(3) (or any successor regulation) and (ii) “non-employee directors” within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended, as such terms are interpreted from time to time. The Board, at its pleasure, may remove members from or add members to the Committee. A majority of Committee members shall constitute a quorum of members, and the actions of the majority shall be final and binding on the whole Committee.

In addition to the other powers granted to the Committee under this Plan, the Committee shall have the power, subject to the terms of this Plan: (i) to determine which of the eligible individuals shall be granted Options; (ii) to determine the time or times when Options shall be granted and to determine the number of Shares subject to each Option; (iii) to accelerate or extend the date on which a previously granted Option may be exercised, provided that such extension shall not extend the option beyond ten (10) years; (iv) to prescribe the form of agreement evidencing Options granted pursuant to this Plan; (v) to correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Option awarded and (vi) to construe and interpret this Plan and the agreements evidencing Options granted pursuant to this Plan, and otherwise to make all other determinations and take all other actions necessary or advisable for the administration of this Plan. The terms of Option awards need not be identical, and the Committee need not treat Participants uniformly.

4.

Eligibility. The individuals who shall be eligible to receive Options shall be such employees employed by a member of the Company Group and such other individuals providing services to a member of the Company Group as shall be selected by the Committee, including without limitation non-employee directors, consultants, and advisors; provided, however, that only employees employed by a member of the Company Group shall be eligible to receive Incentive Stock Options. Participants chosen to participate under this Plan may be granted an Incentive Stock Option, a Nonqualified Stock Option, or any combination thereof.

5.

Shares Subject to This Plan. The Shares subject to Options shall be either authorized and unissued Shares or treasury Shares. The aggregate number of Shares which may be issued pursuant to this Plan shall be six hundred fifty thousand (650,000). Except as provided below, if an Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of Shares as to which such expired or terminated Option shall not have been exercised may again become available for the grant of Options. Any or all Options granted hereunder may be Incentive Stock Options or Nonqualified Stock Options, subject to the criteria applicable thereto.

II. STOCK OPTION PROVISIONS

1.

General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Committee considers necessary or advisable.

2.

Incentive Stock Options; Nonqualified Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The aggregate Fair Market Value (determined as of the date of grant) of shares with respect to which incentive stock options (as defined in Section 422 of the Code) are exercisable for the first time by an individual in a calendar year (under all plans of the Company Group) shall not exceed $100,000. Anything herein to the contrary notwithstanding, no Incentive Stock Option shall be granted to an employee if, at the time the Incentive Stock Option is granted, such employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of any member of the Company Group unless (x) the option price is at least 110% of the Fair Market Value of the Shares subject to the Incentive Stock Option at the time the Incentive Stock Option is granted and (y) the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date the Incentive Stock Option is granted. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonqualified Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not for any reason ineligible for incentive stock option treatment under the Code, or if the Option for any reason converts from an Incentive Stock Option to a Nonqualified Stock Option.

3.

Exercise Price. The Committee shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted; provided that if the Committee approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. The Committee has sole discretion to determine the Fair Market Value for purposes of this Plan, and the Committee’s determination is conclusive and binding on the Participant and the Company.

4.	Option Period; Vesting.

a.

General. Each Option shall be exercisable on such conditions, at such times and subject to such other terms as the Committee may specify in the applicable Option agreement; provided, however, that no Option may be granted with a term in excess of ten (10) years, and no extension of the time to exercise an Option shall be enforceable beyond ten (10) years after the grant date of the Option. Subject to the foregoing, the Committee may establish a period or periods with respect to all or any part of the Option during which such Option may not be exercised and may accelerate the right of the Participant to exercise all or any part of the Option not then exercisable. The Committee may also establish a minimum number of Shares which may be purchased at any one time under the Option.

b.

Performance Awards. The Committee may specify that the granting, vesting or exercise conditions of any Option shall be subject to the achievement of one or more performance measures established or approved by the Committee, which may be based on the relative or absolute attainment of specified levels of one or any combination of financial or operating metrics, which may but need not be determined pursuant to generally accepted accounting principles, including without limitation: (i) revenue, (ii) income or earnings, including net income, operating income, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, (iii) operating margin or profit margin, (iv) stock price or total stockholder return, (v) cost targets, reductions and savings, expense management, productivity and efficiencies, (vi) improvement of financial ratings, (vii) strategic business criteria and (viii) any other measure selected or approved by the Committee. Such goals may reflect absolute entity or business unit performance, improvements against prior year performance, or performance relative to a peer group of entities or other external measures. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (A) extraordinary items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash asset impairment charges and (H) any other factors as the Committee may determine. Such performance measures: (x) may vary by Participant and may be different for different Options, (y) may be particular to a Participant or the department or other unit in which the Participant works and (z) may cover such periods as may be specified by the Committee. The Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

c.

Termination of Employment. If the Participant ceases to be an employee of any member of the Company Group, or ceases to perform services for any member of the Company Group, for any reason other than Disability or death, then unless the Option agreement provides for a different period following termination of employment, any then outstanding Option held by the Participant shall remain exercisable until the earlier of the date on which such Option would otherwise expire or three (3) months after such termination of employment, but only to the extent such Option was exercisable as of the date of termination of employment.

d.

Disability. If a Participant’s employment is terminated by reason of Disability, then unless the Option agreement provides for a different period following termination by Disability, any then outstanding Option held by the Participant shall remain exercisable until the earlier of the date on which such Option would otherwise expire or one (1) year after such termination of employment, but only to the extent such Option was exercisable as of the date of termination of employment.

e.

Death. If a Participant’s employment is terminated by death, then unless the Option agreement provides for a different period following termination by death, the representative of the Participant’s estate or beneficiaries thereof to whom any Option has been transferred shall have the right to exercise that Options, in whole or in part, until the earlier of the date on which such Option would otherwise expire or one (1) year after the date of death, but only to the extent such Option was exercisable as of the date of death.

5.

Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 6) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

6.	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under this Plan shall be paid for as follows:

a.	in cash or by check, payable to the order of the Company;

b.

to the extent provided for in the applicable Option agreement or approved by the Committee, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding;

c.

to the extent provided for in the applicable Option agreement or approved by the Committee, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value, but only if (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for at least one year, or for such other minimum period of time established by the Committee and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

d.

to the extent provided for in the applicable Nonqualified Stock Option agreement or approved by the Committee, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised plus any required tax withholding divided by (B) the Fair Market Value of the Common Stock on the date of exercise;

e.

to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Committee, by payment of such other lawful consideration as the Committee may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

f.	by any combination of the above permitted forms of payment.

7.

Non-transferability. An Incentive Stock Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

III. MISCELLANEOUS

1.

Effective Date. This Plan shall become effective on November 7, 2025 (the “Effective Date”), provided, however, that if this Plan is not approved by the stockholders of the Company prior to the expiration of the one year period commencing on the Effective Date, this Plan and all Options granted hereunder shall be null and void and shall be of no effect.

2.

Duration of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten years after the Effective Date and shall thereafter terminate. No Incentive Stock Options or Nonqualified Stock Options may be granted after the termination of this Plan; provided, however, that except as otherwise provided in Section 1 of this Part III, termination of this Plan shall not affect any Options previously granted, which Options and shall remain in effect until exercised, surrendered or cancelled, or until they have expired, all in accordance with their terms.

3.

Changes in Capital Structure, etc. In the event of changes in the outstanding common shares of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchange of shares, separations, reorganizations, or liquidations, the number of Shares available under this Plan in the aggregate and the maximum number of Shares as to which Options may be granted to any Participant shall be correspondingly adjusted by the Committee. The Committee shall make appropriate adjustments in the number of Shares as to which outstanding Options, or portions thereof then unexercised, shall relate, to the end that the Participant’s proportionate interest shall be maintained as before the occurrence of such events; such adjustment shall be made without change in the total price applicable to the unexercised portion of Options and with a corresponding adjustment in the Option price per Share. In addition, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise, the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder, may, as to outstanding Options either (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate, or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

4.

Rights as Stockholder. A Participant entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

5.	Expenses. The expenses of this Plan shall be paid by the Company.

6.

Withholding. Any person exercising an Option must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock following exercise of the Option. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding. Payment of withholding obligations is due at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an option agreement or approved by the Committee, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

7.

Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares to be delivered pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws and regulations, that the Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

8.	Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Options will be used for general corporate purposes.

9.

Amendment of this Plan. The Committee may from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders, no such revision or amendment shall make any changes requiring stockholder approval under Sections 162(m) or 422 of the Code and no changes shall be made to this Plan which shall make this Plan subject to the provisions of Section 409A of the Code. No such suspension, discontinuance, revision or amendment shall in any manner affect any grant theretofore made without the consent of the Participant or the transferee of the Participant, unless necessary to comply with applicable law.

10.

Section 409A Compliance. To the extent that any provision of this Plan violates Section 409A of the Code, such provision shall be deemed inoperative and the remaining provisions of this Plan shall continue to be fully effective.

Appendix B

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

IMMUCELL CORPORATION

IMMUCELL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	The name of the Corporation is IMMUCELL CORPORATION.

2.	The Certificate of Incorporation of the Corporation is hereby amended by changing Article Eighth thereof so that, as amended, said Article shall be and read as follows:

“EIGHTH: A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, in the case of directors only, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) for any action by or in the right of the Corporation, in the case of officers only.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.”

3.	The foregoing amendment shall be effective upon the filing of this Certificate of Amendment to the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, ImmuCell Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this [•] day of June of 2026.

IMMUCELL CORPORATION

By:

Name: Timothy C. Fiori

Title: Chief Financial Officer

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

ImmuCell

IMMUCELL CORPORATION
56 EVERGREEN DRIVE
PORTLAND, ME 04103

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMMUCELL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the Board of Directors: To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are qualified and elected;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gloria Basse
02) Olivier te Boekhorst
03) Anthony DiMarco
04) Gilles Guillemette
05) David Tomsche
06) Kathy Turner
07) Paul Wainman

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V92021-P51370

IMMUCELL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
JUNE 11, 2026 9:30 AM EST
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Olivier te Boekhorst and Elizabeth S. Toothaker, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of IMMUCELL CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 AM EST on June 11, 2026, virtually at www.virtualshareholdermeeting.com/ICCC2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The undersigned grants the designated proxy holders authority to vote in their discretion on such other business as may properly come before the meeting, including to further adjourn the meeting for up to 20 days to collect additional votes on proposals submitted to stockholders.

Continued and to be signed on reverse side